Exhibit 99.1

Infinera Corporation Reports Second Quarter 2020 Financial Results

Sunnyvale, Calif., August 5, 2020 - Infinera Corporation (NASDAQ: INFN) today released financial results for its second quarter ended June 27, 2020.
GAAP revenue for the quarter was $331.6 million compared to $330.3 million in the first quarter of 2020 and $296.3 million in the second quarter of 2019.
GAAP gross margin for the quarter was 29.4% compared to 23.3% in the first quarter of 2020 and 20.7% in the second quarter of 2019. GAAP operating margin for the quarter was (13.5)% compared to (23.3)% in the first quarter of 2020 and (36.6)% in the second quarter of 2019.
GAAP net loss for the quarter was $(61.6) million, or $(0.33) per share, compared to $(99.3) million, or $(0.55) per share, in the first quarter of 2020, and $(113.7) million, or $(0.64) per share, in the second quarter of 2019.
Non-GAAP revenue for the quarter was $332.6 million compared to $331.4 million in the first quarter of 2020 and $306.9 million in the second quarter of 2019.
Non-GAAP gross margin for the quarter was 33.8% compared to 28.3% in the first quarter of 2020 and 30.7% in the second quarter of 2019. Non-GAAP operating margin for the quarter was (1.8)% compared to (9.4)% in the first quarter of 2020 and (12.3)% in the second quarter of 2019.
Non-GAAP net loss for the quarter was $(17.2) million, or $(0.09) per share, compared to a net loss of $(49.4) million, or $(0.27) per share, in the first quarter of 2020, and net loss of $(42.0) million, or $(0.24) per share, in the second quarter of 2019.
A further explanation of the use of non-GAAP financial information and a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure can be found at the end of this release.
“I am pleased with our execution in the quarter from a financial, operational and technical perspective, making advances on all fronts. We are managing the operational impacts of COVID-19 and are continuing to take the necessary measures to reduce costs and improve working capital utilization as macroeconomic uncertainty in our industry continues,” said Tom Fallon, Infinera CEO. "Importantly, I am encouraged by the opportunity we believe will be created by our ICE6 solution as the industry readies for a new technology cycle driven by ever increasing demand for bandwidth.”
Financial Outlook
Infinera's outlook for the quarter ending September 26, 2020 is as follows:

•	GAAP revenue is expected to be $334 million +/- $10 million. Non-GAAP revenue is expected to be $335 million +/- $10 million.

•	GAAP gross margin is expected to be 30.5% +/- 150 bps. Non-GAAP gross margin is expected to be 34% +/- 150 bps.

•	GAAP operating expenses are expected to be $137 million +/- $1.5 million. Non-GAAP operating expenses are expected to be $116.5 million +/- $1.5 million.

•	GAAP operating margin is expected to be (11.0)% +/- 200 bps. Non-GAAP operating margin is expected to be (1.0)% +/- 200 bps.
Second Quarter 2020 Investor Slides Available Online
Investor slides reviewing Infinera's second quarter of 2020 financial results will be furnished to the SEC on a Current Report on Form 8-K and published on Infinera's Investor Relations website at investors.infinera.com prior to second quarter of 2020 earnings conference call. Analysts and investors are encouraged to review these slides prior to participating in the conference call webcast.

Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its results for the second quarter of 2020 and its outlook for the third quarter of 2020 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may join the conference call by dialing 1-866-373-6878 (toll free) or 1-412-317-5101 (international). A live webcast of the conference call will also be accessible from the Events section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue Tel. +1 (916) 595-8157 avue@infinera.com	Investors: Michael Bowen, ICR, Inc. Tel. +1 (203) 682-8299 Michael.Bowen@icrinc.com
Marc P. Griffin, ICR, Inc. Tel. +1 (646) 277-1290 Marc.Griffin@icrinc.com

About Infinera

Infinera is a global supplier of innovative networking solutions that enable carriers, cloud operators, governments, and enterprises to scale network bandwidth, accelerate service innovation, and automate network operations. The Infinera end-to-end packet-optical portfolio delivers industry-leading economics and performance in long-haul, submarine, data center interconnect, and metro transport applications. To learn more about Infinera, visit www.infinera.com, follow us on Twitter @Infinera, and read Infinera's latest blog posts at www.infinera.com/blog.

Forward-Looking Statements

This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. Such forward-looking statements include, without limitation, Infinera’s ability to continue to execute on its financial, operational and technical plans; its expectations regarding its ICE6 solution, and its financial outlook for the third quarter of 2020.
Forward-looking statements can also be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and "would” or similar words. These statements are based on information available to Infinera as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include, the effect of the COVID-19 pandemic on Infinera’s business, results of operations, financial condition, stock price and personnel; the effect of global and regional economic conditions on Infinera’s business, including effects on purchasing decisions by customers; Infinera’s future capital needs and its ability to generate the cash flow or otherwise secure the capital necessary to make anticipated capital expenditures; Infinera's ability to service its debt obligations and pursue its strategic plan; delays in the development and introduction of new products or updates to existing products; market acceptance of Infinera’s end-to-end portfolio; Infinera's reliance on single and limited source suppliers; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by Infinera's key customers; the effect that changes in product pricing or mix, and/or increases in component costs could have on Infinera’s gross margin; Infinera’s ability to respond to rapid technological changes; aggressive business tactics by Infinera’s competitors; the effects of customer consolidation; the impacts of foreign currency fluctuations; Infinera’s ability to protect Infinera’s intellectual property; claims by others that Infinera infringes their intellectual property; war, terrorism, public health issues, natural disasters and other circumstances that could disrupt the supply, delivery or demand of Infinera's products; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in its Annual Report on Form 10-K for the year ended on December 28, 2019 as filed with the SEC on March 4, 2020, and its Quarterly Report on Form 10-Q for the quarter ended March 28, 2020 as filed with the SEC on May 15, 2020, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude acquisition-related deferred revenue and inventory adjustments, other customer related charges, stock-based compensation expenses, amortization of acquired intangible assets, acquisition and integration costs, restructuring and related costs, , COVID-19 related costs, litigation charges, amortization of debt discount on Infinera’s convertible senior notes, gain on non-marketable equity investments, along with related income tax effects. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the section titled, “GAAP to Non-GAAP Reconciliations.”
Infinera has included forward-looking non-GAAP information in this press release, including an estimate of certain non-GAAP financial measures for the third quarter of 2020 that exclude acquisition-related deferred revenue adjustments, stock-based compensation expenses, amortization of acquired intangible assets, acquisition and integration costs related to Infinera's acquisition of Coriant, and restructuring and related expenses. Please see the section titled, “GAAP to Non-GAAP Reconciliation of Financial Outlook” below on specific adjustments.
Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for revenue, gross margin, operating expenses and operating margin, prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.
A copy of this press release can be found on the Investor Relations page of Infinera’s website at www.infinera.com.
Infinera and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Revenue:
Product	$261,227	$226,866	$516,419	$449,873
Services	70,360	69,384	145,441	139,084
Total revenue	331,587	296,250	661,860	588,957
Cost of revenue:
Cost of product	186,519	177,501	388,311	335,318
Cost of services	36,599	36,831	77,294	73,507
Amortization of intangible assets	8,721	8,098	17,349	16,350
Acquisition and integration costs	750	10,700	1,785	12,764
Restructuring and related	1,591	1,864	2,748	23,330
Total cost of revenue	234,180	234,994	487,487	461,269
Gross profit	97,407	61,256	174,373	127,688
Operating expenses:
Research and development	67,090	73,937	135,270	147,597
Sales and marketing	31,816	37,651	68,505	77,688
General and administrative	30,101	35,672	59,721	68,716
Amortization of intangible assets	4,585	6,745	9,140	13,802
Acquisition and integration costs	3,344	12,164	12,566	19,298
Restructuring and related	5,097	3,471	10,677	20,659
Total operating expenses	142,033	169,640	295,879	347,760
Loss from operations	(44,626)	(108,384)	(121,506)	(220,072)
Other income (expense), net:
Interest income	54	183	78	949
Interest expense	(12,436)	(7,280)	(21,230)	(14,843)
Other gain (loss), net	(1,992)	3,210	(14,674)	287
Total other income (expense), net	(14,374)	(3,887)	(35,826)	(13,607)
Loss before income taxes	(59,000)	(112,271)	(157,332)	(233,679)
Provision for income taxes	2,635	1,385	3,571	1,578
Net loss	$(61,635)	$(113,656)	$(160,903)	$(235,257)
Net loss per common share:
Basic	$(0.33)	$(0.64)	$(0.88)	$(1.33)
Diluted	$(0.33)	$(0.64)	$(0.88)	$(1.33)
Weighted average shares used in computing net loss per common share:
Basic	185,596	178,677	183,810	177,542
Diluted	185,596	178,677	183,810	177,542

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended						Six Months Ended
	June 27, 2020		March 28, 2020		June 29, 2019		June 27, 2020		June 29, 2019
Reconciliation of Revenue:
U.S. GAAP as reported	$331,587		$330,273		$296,250		$661,860		$588,957
Acquisition-related deferred revenue adjustment(1)	1,050		1,110		2,530		2,160		5,435
Other customer related charges(2)	—		—		8,100		—		8,100
Non-GAAP as adjusted	$332,637		$331,383		$306,880		$664,020		$602,492

Reconciliation of Gross Profit:
U.S. GAAP as reported	$97,407	29.4%	$76,966	23.3%	$61,256	20.7%	$174,373	26.3%	$127,688	21.7%
Acquisition-related deferred revenue adjustment(1)	1,050		1,110		2,530		2,160		5,435
Other customer related charges(2)	—		—		8,100		—		8,100
Stock-based compensation(3)	2,063		2,102		1,591		4,165		2,919
Amortization of acquired intangible assets(4)	8,721		8,628		8,098		17,349		16,350
Acquisition and integration costs(5)	750		1,035		10,700		1,785		12,764
Acquisition-related inventory adjustments(6)	—		—		—		—		1,778
Restructuring and related(7)	1,591		1,157		1,864		2,748		23,330
COVID-19 related costs(8)	761		2,880		—		3,641		—
Non-GAAP as adjusted	$112,343	33.8%	$93,878	28.3%	$94,139	30.7%	$206,221	31.1%	$198,364	32.9%

Reconciliation of Operating Expenses:
U.S. GAAP as reported	$142,033		$153,846		$169,640		295,879		$347,760
Stock-based compensation(3)	10,713		9,601		11,456		20,314		18,841
Amortization of acquired intangible assets(4)	4,585		4,555		6,745		9,140		13,802
Acquisition and integration costs(5)	3,344		9,222		12,164		12,566		19,298
Restructuring and related(7)	5,097		5,580		3,471		10,677		20,659
Litigation charges(9)	—		—		4,050		—		4,050
Non-GAAP as adjusted	$118,294		$124,888		$131,754		$243,182		$271,110

Reconciliation of Loss from Operations:
U.S. GAAP as reported	$(44,626)	(13.5)%	$(76,880)	(23.3)%	$(108,384)	(36.6)%	$(121,506)	(18.4)%	$(220,072)	(37.4)%
Acquisition-related deferred revenue adjustment(1)	1,050		1,110		2,530		2,160		5,435
Other customer related charges(2)	—		—		8,100		—		8,100
Stock-based compensation(3)	12,776		11,703		13,047		24,479		21,760
Amortization of acquired intangible assets(4)	13,306		13,183		14,843		26,489		30,152
Acquisition and integration costs(5)	4,094		10,257		22,864		14,351		32,062
Acquisition-related inventory adjustments(6)	—		—		—		—		1,778
Restructuring and related(7)	6,688		6,737		5,335		13,425		43,989
COVID-19 related costs(8)	761		2,880		—		3,641		—
Litigation charges(9)	—		—		4,050		—		4,050
Non-GAAP as adjusted	$(5,951)	(1.8)%	$(31,010)	(9.4)%	$(37,615)	(12.3)%	$(36,961)	(5.6)%	$(72,746)	(12.1)%

	Three Months Ended			Six Months Ended
	June 27, 2020	March 28, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Reconciliation of Net Loss:
U.S. GAAP as reported	$(61,635)	$(99,268)	$(113,656)	$(160,903)	(235,257)
Acquisition-related deferred revenue adjustment(1)	1,050	1,110	2,530	2,160	5,435
Other customer related charges(2)	—	—	8,100	—	8,100
Stock-based compensation(3)	12,776	11,703	13,047	24,479	21,760
Amortization of acquired intangible assets(4)	13,306	13,183	14,843	26,489	30,152
Acquisition and integration costs(5)	4,094	10,257	22,864	14,351	32,062
Acquisition-related inventory adjustments(6)	—	—	—	—	1,778
Restructuring and related(7)	6,688	6,737	5,335	13,425	43,989
COVID-19 related costs(8)	761	2,880	—	3,641	—
Litigation charges(9)	—	—	4,050	—	4,050
Amortization of debt discount(10)	6,577	5,121	4,348	11,698	8,589
Gain/Loss on non-marketable equity investment(11)	—	—	(1,009)	—	(1,009)
Income tax effects(12)	(836)	(1,170)	(2,470)	(2,006)	(2,896)
Non-GAAP as adjusted	$(17,219)	$(49,447)	$(42,018)	$(66,666)	$(83,247)

Net Loss per Common Share - Basic and Diluted:
U.S. GAAP as reported	$(0.33)	$(0.55)	$(0.64)	$(0.88)	$(1.33)
Non-GAAP as adjusted(13)	$(0.09)	$(0.27)	$(0.24)	$(0.36)	$(0.47)

Weighted Average Shares Used in Computing Net Loss per Common Share - Basic and Diluted:
Basic	185,596	182,024	178,677	183,810	177,542
Diluted	185,596	182,024	178,677	183,810	177,542

(1)
Business combination accounting principles require Infinera to write down to fair value its maintenance support contracts assumed in the Coriant acquisition. The revenue for these support contracts is deferred and typically recognized over a period of time after the Coriant acquisition, so Infinera's GAAP revenue for a period of time after the acquisition will not reflect the full amount of revenue that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustment eliminates the effect of the deferred revenue write-down. Management believes these adjustments to revenue from support contracts assumed in the Coriant acquisition are useful to investors as an additional means to reflect revenue trends of Infinera's business.

(2)
Other customer related charges include one-time benefits and charges that are not directly related to Infinera’s ongoing or core business results. During the second quarter of 2019, Infinera agreed to reimburse a customer for certain expenses incurred by them in connection with a network service outage that occurred during the fourth quarter of fiscal 2018. Management has excluded the impact of this charge in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that this reimbursement is not indicative of ongoing operating performance.

(3)
Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended			Six Months Ended
	June 27, 2020	March 28, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Cost of revenue	$779	$624	$663	$1,403	$1,201
Research and development	4,379	3,774	6,127	8,153	9,730
Sales and marketing	2,786	2,644	2,099	5,430	3,646
General and administration	3,548	3,183	3,230	6,731	5,465
	11,492	10,225	12,119	21,717	20,042
Cost of revenue - amortization from balance sheet*	1,284	1,478	928	2,762	1,718
Total stock-based compensation expense	$12,776	$11,703	$13,047	$24,479	$21,760

*	Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods recognized in the current period.

(4)
Amortization of acquired intangible assets consists of developed technology, trade names, customer relationships and backlog acquired in connection with the Coriant acquisition, which closed during the fourth quarter of 2018. Amortization of acquired intangible assets also consists of amortization of developed technology, trade names and customer relationships acquired in connection with the Transmode AB acquisition. U.S. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP gross profit, operating expenses and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.

(5) Acquisition and integration costs consist of legal, financial, IT, manufacturing-related costs, employee-related costs and professional fees incurred in connection with Infinera's acquisition of Coriant. These amounts have been adjusted in arriving at Infinera's non-GAAP results because management believes that these expenses are non-recurring, not indicative of ongoing operating performance and their exclusion provides a better indication of Infinera's underlying business performance.

(6)
Business combination accounting principles require Infinera to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to Infinera's cost of sales excludes the amortization of the acquisition-related step-up in carrying value for units sold in the quarter. Additionally, in connection with the Coriant acquisition, cost of sales excludes a one-time adjustment in inventory as a result of renegotiated supplier agreements that contained unusually higher than market pricing. Management believes these adjustments are useful to investors as an additional means to reflect ongoing cost of sales and gross margin trends of Infinera's business.

(7)
Restructuring and related costs are primarily associated with the reduction of operating costs, the closure of Infinera's Berlin, Germany site, the reduction of headcount at Infinera's Munich, Germany site and Coriant's historical restructuring plan associated with its early retirement plan. In addition, management included accelerated amortization on operating lease right-of-use assets due to the cease use of certain facilities. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.

(8) COVID-19 related costs consist of higher replacement costs associated with certain warranty parts customers were unable to return for repair due to logistics issues and mobility issues related to COVID-19 public health mandates and restrictions. In addition, we needed to source certain key components from an alternate suppler at substantially higher cost in order for Infinera to fulfill delivery commitments in the normal course of business. As of result of these atypical challenges caused by the circumstances surrounding the COVID-19 pandemic, management has excluded these expenses from non-GAAP financial measures, as their exclusion provides a better indication of Infinera's underlying business performance.
(9) Litigation charges are associated with the preliminary settlement of a litigation matter agreed to during the quarter ended June 29, 2019. Management has excluded the impact of this charge in arriving at Infinera's non- GAAP results because it is non-recurring, and management believes that this expense is not indicative of ongoing operating performance.

(10)
Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. Accordingly, for GAAP purposes, Infinera is required to amortize as debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on the

$402.5 million in aggregate principal amount of its 2.125% convertible debt issuance in September 2018 due September 2024 and $200 million in aggregate principal amount of 2.50% convertible debt issued in March 9, 2020 due March 2027. Interest expense has been excluded from Infinera's non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and provides a better indication of Infinera's underlying business performance.
(11) Management has excluded the gain on the sale related to non-marketable equity investments in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that this income is not indicative of ongoing operating performance

(12)
The difference between the GAAP and non-GAAP tax provision is due to the net tax effects of the purchase accounting adjustments, acquisition-related costs and amortization of acquired intangible assets.

(13) Non-GAAP EPS as adjusted did not exclude the impact of foreign currency. Had the impact of foreign currency been excluded for the three months ended June 27, 2020, March 28, 2020, June 29, 2019, non-GAAP EPS as adjusted would have been $(0.08), $(0.20) and $(0.25), respectively and for the six months ended June 27, 2020 and June 29, 2019, non-GAAP EPS as adjusted would have been $(0.28) and $(0.47), respectively.

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	June 27, 2020	December 28, 2019
ASSETS
Current assets:
Cash	$202,782	$109,201
Short-term restricted cash	4,307	4,339
Accounts receivable, net of allowance for doubtful accounts of $3,183 in 2020 and $4,005 in 2019	289,107	349,645
Inventory	288,159	340,429
Prepaid expenses and other current assets	168,052	139,217
Total current assets	952,407	942,831
Property, plant and equipment, net	145,110	150,793
Operating lease right-of-use assets	60,798	68,081
Intangible assets	143,762	170,346
Goodwill	251,050	249,848
Long-term restricted cash	17,108	19,257
Other non-current assets	25,623	27,182
Total assets	$1,595,858	$1,628,338
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$195,947	$273,397
Accrued expenses and other current liabilities	172,100	193,168
Accrued compensation and related benefits	52,674	92,221
Short-term debt, net	27,726	31,673
Accrued warranty	17,674	21,107
Deferred revenue	95,932	103,753
Total current liabilities	562,053	715,319
Long-term debt, net	508,459	323,678
Long-term financing lease obligations	1,869	2,394
Accrued warranty, non-current	19,409	22,241
Deferred revenue, non-current	31,300	36,067
Deferred tax liability	5,564	8,700
Operating lease liabilities	63,819	64,210
Other long-term liabilities	73,531	69,194
Commitments and contingencies (Note 13)
Stockholders’ equity:
Preferred stock, $0.001 par value Authorized shares – 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value Authorized shares – 500,000 as of June 27, 2020 and December 28, 2019 Issued and outstanding shares – 187,299 as of June 27, 2020 and 181,134 as of December 28, 2019	187	181
Additional paid-in capital	1,838,677	1,740,884
Accumulated other comprehensive loss	(27,566)	(34,639)
Accumulated deficit	(1,481,444)	(1,319,891)
Total stockholders' equity	329,854	386,535
Total liabilities and stockholders’ equity	$1,595,858	$1,628,338

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 27, 2020	June 29, 2019
Cash Flows from Operating Activities:
Net loss	$(160,903)	$(235,257)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	51,369	62,143
Non-cash restructuring charges and related costs	2,818	14,538
Amortization of debt discount and issuance costs	13,016	9,245
Operating lease expense	9,873	19,913
Stock-based compensation expense	24,479	21,760
Other, net	3,001	10
Changes in assets and liabilities:
Accounts receivable	53,989	55,216
Inventory	50,164	(30,640)
Prepaid expenses and other assets	(26,961)	(30,958)
Accounts payable	(77,358)	4,726
Accrued liabilities and other expenses	(59,939)	1,604
Deferred revenue	(11,637)	(12,267)
Net cash used in operating activities	(128,089)	(119,967)
Cash Flows from Investing Activities:
Proceeds from sale of non-marketable equity investments	—	1,009
Proceeds from maturities of investments	—	25,085
Acquisition of business, net of cash acquired	—	(10,000)
Purchase of property and equipment, net	(19,002)	(15,784)
Net cash (used in)/provided by investing activities	(19,002)	310
Cash Flows from Financing Activities:
Proceeds from issuance of 2027 Notes	194,500	—
Proceeds from mortgage payable	—	8,584
Proceeds from revolving line of credit	55,000	—
Repayment of revolving line of credit	(8,000)	—
Repayment of third party manufacturing funding	(3,960)	—
Payment of debt issuance cost	(2,073)	—
Repayment of mortgage payable	(166)	(96)
Principal payments on financing lease obligations	(922)	—
Proceeds from issuance of common stock	7,399	7,740
Minimum tax withholding paid on behalf of employees for net share settlement	(1,319)	(354)
Net cash provided by financing activities	240,459	15,874
Effect of exchange rate changes on cash and restricted cash	(1,968)	(33)
Net change in cash, cash equivalents and restricted cash	91,400	(103,816)
Cash, cash equivalents and restricted cash at beginning of period	132,797	242,337
Cash, cash equivalents and restricted cash at end of period(1)	$224,197	$138,521

Supplemental disclosures of cash flow information:
Cash paid for income taxes, net of refunds	$(773)	$13,606
Cash paid for interest	$7,320	$4,687
Supplemental schedule of non-cash investing and financing activities:
Unpaid debt issuance cost	$382	$—
Third-party manufacturer funding for transfer expenses incurred	$—	$3,327
Transfer of inventory to fixed assets	$118	$2,195

(1)     Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets:

	June 27, 2020	June 29, 2019

	(In thousands)
Cash and cash equivalents	$202,782	$109,034
Short-term restricted cash	4,307	2,742
Long-term restricted cash	17,108	26,745
Total cash, cash equivalents and restricted cash	$224,197	$138,521

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q3'18	Q4'18	Q1'19	Q2'19	Q3'19	Q4'19	Q1'20	Q2'20
GAAP Revenue ($ Mil)	$200.4	$332.1	$292.7	$296.3	$325.3	$384.6	$330.3	$331.6
GAAP Gross Margin %	35.0%	25.4%	22.7%	20.7%	26.7%	29.0%	23.3%	29.4%
Non-GAAP Gross Margin %(1)	38.4%	31.8%	35.3%	30.7%	33.1%	35.2%	28.3%	33.8%
Revenue Composition:
Domestic %	49%	39%	45%	45%	51%	52%	52%	50%
International %	51%	61%	55%	55%	49%	48%	48%	50%
Customers >10% of Revenue	2	2	1	1	1	1	1	1
Cash Related Information:
Cash from Operations ($ Mil)	($20.4)	($71.6)	($56.2)	($63.8)	($37.2)	($10.2)	($91.5)	($36.6)
Capital Expenditures ($ Mil)	$5.5	$10.7	$6.6	$9.2	$12.5	$2.7	($8.5)	($10.5)
Depreciation & Amortization ($ Mil)	$17.1	$50.2	$31.0	$31.2	$29.0	$28.6	$25.4	$25.9
DSOs	70	87	83	80	80	83	75	79
Inventory Metrics:
Raw Materials ($ Mil)	$33.6	$74.5	$82.5	$70.4	$47.2	$47.4	$50.0	$43.4
Work in Process ($ Mil)	$56.4	$57.2	$63.0	$59.5	$52.2	$48.8	$52.0	$50.9
Finished Goods ($ Mil)	$121.9	$180.2	$187.0	$208.9	$225.4	$244.1	$217.7	$193.9
Total Inventory ($ Mil)	$211.9	$311.9	$332.5	$338.8	$324.8	$340.3	$319.7	$288.2
Inventory Turns(2)	2.3	2.9	2.3	2.5	2.7	2.9	3.0	3.1
Worldwide Headcount	2,079	3,876	3,708	3,632	3,557	3,261	3,302	3,209
Weighted Average Shares Outstanding (in thousands):
Basic	153,492	174,908	176,406	178,677	179,988	180,864	182,024	185,596
Diluted	154,228	175,629	176,602	179,343	182,073	186,349	189,246	190,127

(1)
Non-GAAP adjustments include acquisition-related deferred revenue and inventory adjustments, stock-based compensation expenses, amortization of acquired intangible assets, acquisition and integration costs, restructuring and related costs, and COVID-19 related costs. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures.

(2)
Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue before adjustments for restructuring and related costs, non-cash stock-based compensation expense, and certain purchase accounting adjustments, divided by the average inventory for the quarter.

Infinera Corporation
GAAP to Non-GAAP Reconciliation of Financial Outlook
(In millions, except percentages and per share data)
(Unaudited)

The following amounts represent the midpoint of the expected range:

Q3'20
Outlook
Reconciliation of Revenue:
U.S. GAAP	$334
Acquisition-related deferred revenue adjustment	1
Non-GAAP	$335

Reconciliation of Gross Margin:
U.S. GAAP	30.5%
Acquisition-related deferred revenue adjustment	0.5%
Stock-based compensation	0.5%
Amortization of acquired intangible assets	2.0%
Restructuring and related costs	0.5%
Non-GAAP	34.0%

Reconciliation of Operating Expenses:
U.S. GAAP	$137.0
Stock-based compensation	(11.0)
Amortization of acquired intangible assets	(4.0)
Restructuring and related costs	(4.0)
Acquisition and integration costs	(1.5)
Non-GAAP	$116.5

Reconciliation of Operating Margin:
U.S. GAAP	(11.0)%
Acquisition-related deferred revenue adjustment	0.5%
Stock-based compensation	4.0%
Amortization of acquired intangible assets	3.0%
Acquisition and integration costs	0.5%
Restructuring and related costs	2.0%
Non-GAAP	(1.0)%